       As filed with the Securities and Exchange Commission on November 18, 1998
                                                    Registration No.  333-______

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            INFOSEEK CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




        DELAWARE                                        77-0494507
      ------------                                    --------------
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                           1399 MOFFETT PARK DRIVE
                         SUNNYVALE, CALIFORNIA 94089
 (ADDRESS, INCLUDING ZIP CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

           INFOSEEK CORPORATION - AMENDED AND RESTATED 1996 STOCK
                         OPTION/STOCK ISSUANCE PLAN

            INFOSEEK CORPORATION - AMENDED AND RESTATED EMPLOYEE
                             STOCK PURCHASE PLAN

              AMENDED AND RESTATED WEBCHAT COMMUNICATIONS, INC.
                           1996 STOCK OPTION PLAN

                          (FULL TITLE OF THE PLANS)


                               HARRY M. MOTRO
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            INFOSEEK CORPORATION
                           1399 MOFFETT PARK DRIVE
                         SUNNYVALE, CALIFORNIA 94089
                               (408) 543-6000
(Name, address, and telephone number, including area code, of agent for service)

                                  COPY TO:
                            Aaron J. Alter, Esq.
                          Tamara G. Mattison, Esq.
                        Bradley L. Finkelstein, Esq.
                      WILSON SONSINI GOODRICH & ROSATI
                          Professional Corporation
                             650 Page Mill Road
                          Palo Alto, CA 94304-1050
                               (650) 493-9300


=================================================================================================================

                                          CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                             PROPOSED             PROPOSED
                                          AMOUNT             MAXIMUM              MAXIMUM               AMOUNT OF
       TITLE OF SECURITIES TO             TO BE           OFFERING PRICE          AGGREGATE            REGISTRATION
           BE REGISTERED               REGISTERED(1)         PER SHARE          OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock of the Company to be      8,725,000            $12.72(2)        $  110,982,000.00(2)     $30,853.00(2)
 issued upon exercise of options
 granted under the Amended and
 Restated 1996 Stock Option/
 Stock Issuance Plan, $0.001
 par value
--------------------------------------------------------------------------------------------------------------------
Common Stock of the Company to be        587,500            $29.54(3)        $   17,354,750.00(3)     $ 4,824.62(3)
 issued under the Amended and
 Restated Employee Stock
 Purchase Plan, $0.001 par value
--------------------------------------------------------------------------------------------------------------------
Common Stock of the Company to be         11,618            $ 7.05(4)        $       81,906.90(4)     $    22.77(4)
 issued under the Amended and
 Restated WebChat Communications,
 Inc. 1996 Stock Option Plan,
 $0.001 par value
====================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and in part pursuant to Rule 457(c) under the Securities Act. With respect to 8,585,014 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $12.3862 per share pursuant to Rule 457(h) under the Securities Act. With respect to 139,986 shares of Common Stock available for future grant under the Plan, the estimated proposed maximum offering price per share was estimated pursuant to Rule 457(c) under the Securities Act whereby the per share price is the average between the ask and bid price reported in the Nasdaq National Market on November 12, 1998, which average was $33.25. The proposed maximum offering price per share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h) under the Securities Act.

(3) Estimated in part pursuant to Rule 457(h) under the Securities Act, and in part pursuant to Rule 457(c) under the Securities Act. With respect to 88,866 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $8.7151 per share pursuant to Rule 457(h) under the Securities Act. With respect to 498,634 shares of Common Stock available for future grant under the Plan, the estimated proposed maximum offering price per share was estimated pursuant to Rule 457(c) under the Securities Act whereby the per share price is the average between the ask and bid price reported in the Nasdaq National Market on November 12, 1998, which average was $33.25. The proposed maximum offering prices per share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h) under the Securities Act.

(4) Estimated in part pursuant to Rule 457(h) under the Securities Act, and in part pursuant to Rule 457(c) under the Securities Act. With respect to 9,808 shares subject to outstanding options to purchase Common Stock under the Plan, the proposed maximum offering price per share is equal to the weighted average exercise price of $2.2096 per share pursuant to Rule 457(h) under the Securities Act. With respect to 1,810 shares of Common Stock available for future grant under the Plan, the estimated proposed maximum offering price per share was estimated pursuant to Rule 457(c) under the Securities Act whereby the per share price is the average between the ask and bid price reported in the Nasdaq National Market on November 12, 1998, which average was $33.25. The proposed maximum offering price per share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h) under the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INFORMATION INCORPORATED BY REFERENCE.
          -------------------------------------

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Infoseek Corporation (the "Registrant"):

     1. The Registrant's Joint Proxy Statement/Prospectus contained in the Registration Statement on Form S-4 (Commission File No. 333-65635), declared effective October 14, 1998, under the Securities Act of 1933, as amended (the "Securities Act").

     2. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated November 17, 1998 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which was declared effective on November 17, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 14, 1998, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          ------------------------------------------

     Delaware Law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transactions from which a director derives an improper personal benefit.

     The Registrant has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

     The Registrant has entered into agreements with each of its directors and executive officers to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party because such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not applicable.


ITEM 8.    EXHIBITS.
           ---------

  NUMBER                                DOCUMENT
----------   -------------------------------------------------------------------
   4.1       Infoseek Corporation Amended and Restated 1996 Stock Option/Stock
             Issuance Plan.
   4.2       Infoseek Corporation Amended and Restated Employee Stock Purchase
             Plan.
   4.3       Amended and Restated WebChat Communications, Inc. 1996 Stock Option
             Plan.
   5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
             Corporation, with respect to the legality of the securities being registered.
  23.1       Consent of Counsel (contained in Exhibit 5.1).
  23.2       Consent of Ernst & Young LLP, Independent Auditors.
  24.1       Power of Attorney (See page II-6).


ITEM 9.   UNDERTAKINGS.
          ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Infoseek Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on November 18, 1998.


                                    INFOSEEK CORPORATION


                                    By:  /s/ Remo Canessa
                                         -------------------------------------
                                           Remo Canessa, Vice President
                                           and Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry M. Motro and Remo Canessa and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including post-effective amendments or any abbreviated registrations statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                              Title                            Date
-------------------------------  ----------------------------------  ------------------------
/s/ Harry M. Motro               President, Chief Executive Officer       November 18, 1998
-------------------------------  (Principal Executive Officer) and
Harry M. Motro                   Director

 /s/ Remo Canessa                Vice President and Chief Financial
-------------------------------  Officer (Principal Accounting Officer)   November 18, 1998
Remo Canessa


/s/ Steven T. Kirsch             Chairman of the Board of Directors       November 18, 1998
-------------------------------
Steven T. Kirsch


/s/ Matthew J. Stover            Director                                 November 18, 1998
-------------------------------
Matthew J. Stover


/s/ John E. Zeisler              Director                                 November 18, 1998
-------------------------------
John E. Zeisler


/s/ L. William Krause            Director                                 November 18, 1998
-------------------------------
L. William Krause

                               INDEX TO EXHIBITS
                               -----------------

  Exhibit
  Number            Description
----------   -------------------------------------------------------------------
    4.1      Infoseek Corporation Amended and Restated 1996 Stock Option/Stock
             Issuance Plan.

    4.2      Infoseek Corporation Amended and Restated Employee Stock Purchase
             Plan.

    4.3      Amended and Restated WebChat Communications, Inc. 1996 Stock
             Option Plan.

    5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.

   23.1      Consent of Counsel (contained in Exhibit 5.1).

   23.2      Consent of Ernst & Young LLP, Independent Auditors.

   24.1      Power of Attorney (See page II-6).